EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 333-60151 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-82035 on Form S-8, Post-Effective Amendment No. 4 to Registration Statement No. 333-04505 on Form S-8, Post-Effective Amendment No. 7 to Registration Statement No. 33-84578 on Form S-8, Registration Statement No. 333-124296 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-166303 on Form S-3, Registration Statement No. 333-168541 on Form S-8, and Registration Statement No. 333-194078 on Form S-3 of our report dated February 28, 2013 (except for Note 3 and Note 19, as to which the dates are February 21, 2014 and May 9, 2014, respectively) relating to the 2012 and 2011 consolidated financial statements of AK Steel Holding Corporation appearing in this Current Report on Form 8-K of AK Steel Holding Corporation.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
May 9, 2014